                                                                    EXHIBIT 10.3

              Cambridge Technology Partners (Massachusetts), Inc.
                             1991 Stock Option Plan
                        Incentive Stock Option Agreement



Name of Optionee:  [Executive Officer]
Number of Option Shares:
Option Exercise Price:  $
Grant Date:
Vesting Start Date:

     Pursuant to the Cambridge Technology Partners (Massachusetts), Inc. 1991 Stock Option Plan, as amended (the "Plan"), Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation (the "Company"), hereby grants to the Optionee named above an Option to purchase all or any part of the number of shares of Common Stock, $.01 par value (the "Common Stock"), of the Company specified above (the "Option Shares") at the Option Exercise Price per Option Share specified above, subject to the terms and conditions set forth herein and in the Plan. This Option is intended to qualify and shall be treated as an "incentive stock option" under Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     1.  Vesting Schedule.  No portion of this Option may be exercised until the
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date on which such portion shall have vested.  Except as set forth herein, and subject to the determination of the Company in its sole discretion to accelerate the vesting schedule hereunder due to other circumstances and subject to a reduction in the percentage of Option Shares vesting each month in the event that the Optionee becomes employed on less than a full-time basis (such new percentage shall be determined by the Company at the time the Optionee becomes employed on less than a full time basis and shall be set forth in a replacement non-qualified option agreement to be executed at that time; provided, however, that in any event all Option Shares shall vest no later than 60 days prior to the Expiration Date applicable to such Option Shares as set forth in Paragraph 3 herein), this Option shall be vested and exercisable with respect to the following percentage of the total number of Option Shares on the following dates determined with respect to the Vesting Start Date set forth above:

                                                              Cumulative
               Time After                 Percentage of      Percentage of
           Vesting Start Date             Option Shares   Shares Exercisable
           ------------------             -------------   ------------------
                1 year                        25.000%              25.000%

              13 months                        2.083%              27.083%
         Each additional month
           thereafter up to
            and including
            the 47th month                     2.083%*              2.083%*

              48th month                       2.083%             100.000%

---------------------
* Additional 2.083% per month.

     2.  Exercise of Option.
         ------------------

          (a) Optionee may exercise only vested portions of this Option and only in the following manner. From time to time prior to the earlier to occur of (i) the termination hereof in accordance with the provisions of this Option, or (ii) the Expiration Date (as set forth in Paragraph 3 herein) with respect to a given portion of this Option, Optionee may give written notice to the Company of his or her election to purchase some or all of the Option Shares for which this Option may be exercised at the time of such notice. Said notice shall specify the number of Option Shares to be purchased and shall be accompanied (i) by payment therefor in cash and (ii) by such agreement, statement or other evidence as the Company may require in order to satisfy itself that the issuance of the Option Shares being purchased pursuant to such exercise and any subsequent resale thereof will be in compliance with applicable laws and regulations, including without limitation all applicable federal and state securities laws and regulations.

          (b) Certificates for the Option Shares so purchased will be issued to Optionee upon compliance to the satisfaction of the Company with all requirements under applicable laws or regulations in connection with such issuance, including without limitation, if said Option Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), receipt of a representation from Optionee upon each exercise of this Option that Optionee is purchasing the Option Shares for his or her own account and not with a view to any resale or distribution thereof, the legending of any certificate representing said Option Shares, and the imposition of a stop transfer order with respect thereto, to prevent a resale or distribution in violation of federal or state securities laws. Until Optionee shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Option Shares subject to this Option, and the determination of the Option Committee (as defined in the Plan) as to such compliance shall be final and binding on Optionee. Optionee shall not be deemed for any purpose to be the owner of any Option Shares subject to this Option until such Option Shares shall have been issued in accordance with the foregoing provisions.

          (c) Notwithstanding any other provision hereof or of the Plan, no portion of this Option shall be exercisable (i) after its termination in accordance with the provisions hereof, (ii) after the Expiration Date applicable thereto (as set forth in Paragraph 3 herein), or (iii) at any time unless all necessary regulatory or other approvals have been received.

          (d) To the extent that this Option is exercised for a number of Option Shares which is less than the full number of Option Shares for which this Option is then exercisable, it shall be deemed to have been exercised first with respect to the maximum number of First-Year Option Shares for which this Option has not been previously exercised, then the maximum
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number of Second-Year Option Shares for which this Option has not been previously exercised, then the maximum number of Third-Year Option Shares for which this Option has not been previously exercised and then the maximum number of Fourth-Year Option Shares for which this Option has not been previously exercised, including for purposes of determining which Option Shares hereunder have expired in accordance with Paragraph 3 herein.

     3.  Expiration Date of Option and Underlying Option Shares. For purposes of
         ------------------------------------------------------
this Option, "Expiration Date" shall mean:

          (a) with respect to the portion of this Option (and the underlying number of Option Shares with respect to such portion) which vests one year after the Vesting Start Date (such Option Shares being herein referred to as the "First-Year Option Shares"), the date which is the fifth anniversary of the Vesting Start Date;

          (b) with respect to the portion of this Option (and the underlying number of Option Shares with respect to such portion, but specifically excluding the First-Year Option Shares) which vests during the period beginning 13 months after the Vesting Start Date and ending 24 months after the Vesting Start Date (such Option Shares being herein referred to as the "Second-Year Option Shares"), the date which is the sixth anniversary of the Vesting Start Date;

          (c) with respect to the portion of this Option (and the underlying number of Option Shares with respect to such portion, but specifically excluding the First-Year Option Shares and the Second-Year Option Shares) which vests during the period beginning 25 months after the Vesting Start Date and ending 36 months after the Vesting Start Date (such Option Shares being herein referred to as the "Third-Year Option Shares"), the date which is the seventh anniversary of the Vesting Start Date; and

          (d) with respect to the portion of this Option (and the underlying number of Option Shares with respect to such portion, but specifically excluding the First-Year Option Shares, Second-Year Option Shares and Third-Year Option Shares) which vests during the period beginning 37 months after the Vesting Start Date and ending 48 months after the Vesting Start Date (such Option Shares being herein referred to as the "Fourth-Year Option Shares"), the date which is the eighth anniversary of the Vesting Start Date.

     4.  Termination of Employment.  This Option, as to any unexercised portion
         -------------------------
hereof, shall terminate on the date three (3) months after the date on which Optionee is no longer employed by the Company or a subsidiary as defined in the Code; provided, however, that (a) if such termination of employment results from Optionee's permanent and total disability as defined in Section 22(e)(3) of the Code, this Option may be exercised, whether or not exercisable at the time of such termination, until the date twelve (12) months after such termination, or until the Expiration Date (as set forth in Paragraph 3 herein), whichever first occurs, and (b) if such termination of employment results from Optionee's death, this Option may be exercised, whether or not exercisable at the time of such termination, by the Optionee's executors or administrators within twenty-four
(24) months thereafter, or until the Expiration Date (as set forth in Paragraph 3 herein), whichever first occurs. No Option will confer upon Optionee any right to continued employment by the Company or any subsidiary of the Company, nor will it interfere in any way with Optionee's right or the Company's or any such subsidiary's right to terminate, or otherwise modify the terms of, Optionee's employment at any time.

     5.  Incorporation of Plan.  Notwithstanding anything herein to the
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contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan.

     6.  Transferability.  Except as otherwise permitted in the Plan, this
         ---------------
Agreement is personal to Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and is exercisable, during Optionee's lifetime, only by Optionee.

     7.  Adjustment Upon Changes in Capitalization.
         -----------------------------------------

          (a) If the Common Stock as a whole is changed into or exchanged for a different number or kind of interests or securities of the Company, whether through reorganization, recapitalization, reclassification, stock dividend or other distribution, split, combination or interests, exchange of interests, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of Option Shares subject to this Option. In addition, upon such change, the exercise price of shares of Common Stock or other securities subject to any unexercised portions of this Optionee thereafter shall have the right to purchase the number and kind of Option Shares (as so adjusted) under this Option at an Exercise Price (as so adjusted) which Optionee could purchase for the total purchase price applicable to the unexercised portion of this Option immediately prior to such adjustment, provided that any fractional shares resulting from such calculation shall be eliminated.

          (b) Adjustments under this Paragraph 7 shall be made by the Option Committee of the Company, whose determination shall be conclusive.

     8.  Effect of Certain Transactions.  If (i) the Company is to be merged
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into another entity, or if one or more entities is to be merged into the Company or if there is to be a consolidation of the Company and one or more entities and, in any such case, the shares of Common Stock are to be converted into cash, securities or other property other than shares of Common Stock (an "Acquisition"), or (ii) if the Company is to be liquidated, or is to sell or otherwise dispose of substantially all of its assets to another entity while unexercised Options remain outstanding under the Plan (a "Sale"), then: (a) the time for exercise of any unexercised and unexpired portion of this Option, including the then unvested portion of this Option, shall be accelerated to immediately prior to the consummation of such Acquisition or Sale, and (b) this Option shall terminate immediately after the effective date of such Acquisition or Sale; provided, however, that the foregoing clauses (a) and (b) shall not apply to any transaction in which the former stockholders of the Company immediately after such transaction hold or receive by reason of their prior ownership of shares of capital stock of the Company shares of capital stock of the resulting or surviving corporation constituting a majority of the voting power of all outstanding stock of such resulting or successor corporation.
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     9.  Tax Withholding.  The Optionee shall, not later than the date as of
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which the exercise of this Option or disposition of Option Shares becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Option Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.

     10.  Notice to Company of Disqualifying Disposition.  If this Option is
          ----------------------------------------------
intended to be an incentive stock option under the Plan as set forth on the first page hereof, by its acceptance hereof, each Optionee agrees to notify the Company in writing immediately after he makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of incentive stock options granted under the Plan. A Disqualifying Disposition is generally any disposition occurring within two years of the date the incentive stock option was granted or within one year of the date the incentive stock option was exercised, whichever period ends later.

     11.  Representations.  By acceptance of this Option, the Optionee agrees,
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acknowledges and understands that a purchase of shares under this Option will not be made with a view to their distribution, as that term is used in the Act unless, in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Act, and the Employee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Act.

     12.  Miscellaneous.  Notice hereunder shall be mailed or delivered to the
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Company at its principal place of business, and shall be delivered to Optionee in person or mailed or delivered to Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.


Std. Exec. ISO Option Agrmt.
Rev. 1.1
8/97